UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2023

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2023, John T. McClain, Adam Metz, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann resigned from the Board of Trustees (the “Board”) of Seritage Growth Properties (the “Company”), effective on June 6, 2023 immediately prior to the 2023 annual meeting of shareholders. Each of Mr. McClain, Mr. Metz, Mr. Sabshon, Ms. Thrush and Mr. Wilsmann were then currently serving terms that expired after the 2023 annual meeting. The resignations were provided in accordance with Maryland law solely for the purpose of facilitating the annual election of all of the Company’s trustees pursuant to the amendment to the Company’s Declaration of Trust to declassify the Board, which was previously approved by the Company’s shareholders at the 2022 annual meeting of shareholders. The resignations of Mr. McClain, Mr. Metz, Mr. Sabshon, Ms. Thrush and Mr. Wilsmann were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2023, Company held its annual meeting of shareholders. The meeting was held to vote on the matters described below.

1.    Election of trustees. John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann stood for re-election as trustees of the Company for a term ending at the 2024 annual meeting of shareholders. Under the Company’s bylaws, the affirmative vote of at least two-thirds of all the votes cast at a meeting of shareholders at which a quorum is present is required to elect a trustee. The votes on this matter were as follows, in which all such trustees of the Company received the required two-thirds of all the votes cast:

Name	For	Against	Abstain	Broker Non-Vote
John T. McClain	32,620,431	3,014,117	19,705	6,241,638
Adam Metz	32,892,027	2,750,751	11,475	6,241,638
Talya Nevo-Hacohen	32,949,121	2,672,362	32,770	6,241,638
Andrea Olshan	35,448,284	181,720	24,249	6,241,638
Mitchell Sabshon	34,471,109	1,162,935	20,209	6,241,638
Allison L. Thrush	34,935,694	697,619	20,940	6,241,638
Mark Wilsmann	34,937,226	697,046	19,981	6,241,638

2.    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023. Ratification of the appointment of our independent registered public accounting firm required the affirmative vote of a majority of votes at the annual meeting. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
41,712,026	130,977	52,888	0

3.    Approval of an advisory, non-binding, resolution to approve the Company’s executive compensation program for the Company’s named executive officers. The shareholders approved an advisory, non-binding, resolution to approve the Company’s executive compensation program for the Company’s named executive officers. Approval of this advisory, non-binding, resolution required the affirmative vote of a majority of votes at the annual meeting. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
15,576,078	4,979,785	15,098,390	6,241,638

4.    Approval of, on an advisory basis, the frequency in which shareholders will participate in any advisory vote on executive compensation. The shareholders approved, on an advisory basis, the frequency in which shareholders will participate in any advisory vote on executive compensation. Approval of this advisory, non-binding, resolution required the affirmative vote of a majority of votes at the annual meeting. The votes on this matter were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
35,528,066	9,859	105,941	10,387	6,241,638

Based on the voting results set forth in proposal four above, the Company will continue to provide for an annual non-binding, advisory “say on pay” vote on the Company’s compensation program for its named executive officers until the next required vote on the frequency of future “say on pay” shareholder votes or until the Board otherwise determines that a different frequency for such non-binding, advisory votes is in the best interests of the shareholders of the Company.

Item 7.01 Regulation FD Disclosure.

On June 8, 2023, the Company announced that on June 7, 2023 it made a voluntary prepayment in the amount of $50 million under its $1.6 billion Senior Secured Term Loan Agreement, dated July 31, 2018, among the Company, Seritage Growth Properties, L.P. and Berkshire Hathaway Life Insurance Company of Nebraska (as amended by amendment no. 1, dated May 5, 2020, by amendment no. 2, dated November 24, 2021, and by amendment no. 3, dated June 16, 2022, the “Term Loan Agreement”). Following the prepayment, $550 million remains outstanding under the Term Loan Agreement. The prepayment will also reduce the Company’s total annual interest expense related to the term loan facility by approximately $3.5 million.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated June 8, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer and Corporate Secretary

Date: June 8, 2023